UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2022

SYNEOS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36730	27-3403111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 Sync Street Morrisville, North Carolina	27560-5468
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 876-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	SYNH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section

13(a) of the Exchange Act.  ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2022, the Board of Directors (the “Board”) of Syneos Health, Inc. (the “Company”) appointed Michelle Keefe as the Company’s Chief Executive Officer and as a Class I director, each effective as of April 29, 2022 (the “Effective Date”), succeeding Alistair Macdonald, who resigned from both positions as of the Effective Date. Also as of the Effective Date, Michael Brooks was appointed to serve as the Company’s Chief Operating Officer.

Prior to her appointment as Chief Executive Officer, Michelle Keefe, 55, served as the Company’s President, Medical Affairs & Commercial Solutions since November 2021, and President, Commercial Solutions from December 2017 to November 2021. Prior to joining Syneos Health, Ms. Keefe spent six years at the Publicis Groupe, a communications holding company, taking on roles of increasing responsibility culminating as a group president in the Publicis Health Division from February 2012 to December 2017. From January 2015 to April 2016, Ms. Keefe was President and CEO of Publicis Touchpoint Solutions. From May 2016 to November 2017, Ms. Keefe was Group President at Publicis Health. Ms. Keefe broadened her healthcare experience by joining the Visiting Nurse Service of New York (“VNSNY”), the largest not for profit homecare business in the United States, from 2010 to 2012 where she was the VP of market development. Prior to joining the VNSNY, Ms. Keefe spent 22 years rising through the ranks at Pfizer, a global pharmaceutical corporation, in a variety of sales, marketing and general management roles, culminating as a Regional President. Ms. Keefe received her Bachelor of Science in Marketing from Seton Hall University. Ms. Keefe currently serves on the board of directors of the Healthcare Businesswomen’s Association and Execu-Search, a leading recruitment, contract staffing, and workforce solutions firm. The Board believes that Ms. Keefe’s significant leadership experience and extensive knowledge of the full commercialization of biopharmaceutical products will be valuable contributions to the Board.

Prior to his appointment as Chief Operating Officer, Michael Brooks, 48, served as the Company’s Chief Development Officer & Global Head Clinical Development Solutions since November 2021 after serving as Chief Development Officer from July 2021 to November 2021. Prior to joining Syneos Health, Mr. Brooks held multiple leadership roles at LabCorp (Covance), a leading global contract research organization. From November 2019 to November 2020, Mr. Brooks served as President & Global Head, Clinical Development & Commercialization Services and from December 2018 to November 2019 as Chief Diagnostics Operations Excellence Officer. Prior to joining LabCorp, Mr. Brooks held various leadership positions at PRA Health Sciences from February 2015 to November 2018. He received his Bachelor of Science in Biological Sciences from North Carolina State University (“NCSU”) and is currently a member of the NCSU College of Sciences Foundation Board of Directors. Mr. Brooks’ spouse is also an employee of the Company. Between January 1, 2021 and March 25, 2022, the Company paid Mr. Brooks’ spouse a total of $479,445 in cash compensation, granted her restricted stock unit awards with an aggregate grant date fair value of $597,704, and provided her with benefits valued at $43,539.

Letter Agreement with Michelle Keefe, Chief Executive Officer

In connection with her appointment as Chief Executive Officer, the Company entered into a letter agreement with Ms. Keefe (the “Keefe Letter Agreement”) on the Effective Date. The Keefe Letter Agreement outlines, among other things, Ms. Keefe’s compensation as Chief Executive Officer, as follows: (i) annual base salary of $1,000,000; (ii) annual target bonus opportunity of 120% of base salary; (iii) an annual long term incentive grant opportunity, granted according to the Company’s normal annual grant process beginning in 2023, valued at $5,250,000, comprised of 50% performance-based restricted stock units and 50% restricted stock units, vesting equally over three years; and (iv) the grant of restricted stock units in connection with her appointment, with an aggregate dollar-denominated value equal to $3,775,000, vesting (x) as to 50% of restricted stock units, in substantially equal installments on each of the first anniversary of the grant date, January 18, 2024 and January 18, 2025 and (y) as to 50% of the restricted stock units, based on the achievement of performance goals.

In addition, Ms. Keefe will continue to participate in the Company’s Executive Severance Plan, except (i) Ms. Keefe’s cash severance opportunity will equal 200% (outside the change in control context) or 300% (within the change in control context) of the sum of her base salary and target bonus, and (ii) she will be entitled to 24 months’ COBRA premium entitlement.

The foregoing summary of the terms of the Keefe Letter Agreement is qualified in its entirety by reference to the complete text of the Keefe Letter Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Letter Agreement with Michael Brooks, Chief Operating Officer

In connection with his appointment as Chief Operating Officer, the Company entered into a letter agreement with Mr. Brooks (the “Brooks Letter Agreement”) on the Effective Date. The Brooks Letter Agreement outlines, among other things, Mr. Brooks’ compensation as Chief Operating Officer, as follows: (i) annual base salary of $750,000; (ii) annual target bonus opportunity of 100% of base salary; (iii) an annual long term incentive grant opportunity, granted according to the Company’s normal annual grant process beginning in 2023, valued at $3,375,000, comprised of 50% performance-based restricted stock units and 50% restricted stock units, vesting equally over three years; and (iv) the grant of restricted stock units in connection with his appointment, with an aggregate dollar-denominated value equal to $1,957,500, vesting (x) as to 50% of restricted stock units, in substantially equal installments on each of the first anniversary of the grant date, January 18, 2024 and January 18, 2025 and (y) as to 50% of the restricted stock units, based on the achievement of performance goals.

In addition, Mr. Brooks will continue to participate in the Company’s Executive Severance Plan, except (i) Mr. Brooks’ cash severance opportunity will equal 150% (outside the change in control context) or 250% (within the change in control context) of the sum of his base salary and target bonus, and (ii) he will be entitled to 24 months’ COBRA premium entitlement.

The foregoing summary of the terms of the Brooks Letter Agreement is qualified in its entirety by reference to the complete text of the Brooks Letter Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Agreements with Alistair Macdonald, Former Chief Executive Officer

In connection with Mr. Macdonald’s resignation, he will serve as an advisor to the Board and CEO through the end of March 2023. Mr. Macdonald will become a consultant to the Company effective July 1, 2022.  The Company (or a subsidiary) and Mr. Macdonald entered into (i) an agreement memorializing the terms of his continued employment as an advisor, including continued vesting of certain Company equity awards (the “Separation Agreement”) and (ii) a Consulting Agreement (the “Consulting Agreement”) that provides for a fixed fee of £150 per hour and continued vesting of certain Company equity awards held by him during the 12‑month consulting period, as well as customary restrictive covenants.

The foregoing summary of the terms of each of the Separation Agreement and the Consulting Agreement is qualified in its entirety by reference to the complete text of the Separation Agreement and the Consulting Agreement, copies of which are filed as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8‑K and incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.
10.1	Letter Agreement between the Company and Michelle Keefe, dated April 29, 2022.
10.2	Letter Agreement between the Company and Michael Brooks, dated April 29, 2022.
10.3	Agreement between Syneos Health UK Limited and Alistair Macdonald, dated April 29, 2022.
10.4	Consulting Agreement between the Company and Alistair Macdonald, dated April 29, 2022.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded with the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNEOS HEALTH, INC.

Date:	April 29, 2022	By:	/s/ Jonathan Olefson
			Name:	Jonathan Olefson
			Title:	General Counsel and Corporate Secretary